Exhibit 4.2
SUPPLEMENTAL INDENTURE

INVESCO PLC
A I M ADVISORS, INC.
A I M MANAGEMENT GROUP INC.
INVESCO INSTITUTIONAL (N.A.), INC.
INVESCO NORTH AMERICAN HOLDINGS, INC.
INVESCO LTD.
5.625% SENIOR NOTES DUE 2012

SUPPLEMENTAL INDENTURE NO. 2
DATED AS OF NOVEMBER 27, 2007

The Bank of New York Trust Company, N.A.,
AS TRUSTEE

SUPPLEMENTAL INDENTURE NO. 2
     SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”), dated as of November 27, 2007, among INVESCO PLC, a public limited company organized under the laws of England and Wales, and formerly known as AMVESCAP PLC (the “Company”), A I M Advisors, Inc., A I M Management Group Inc., INVESCO Institutional (N.A.), Inc., and INVESCO North American Holdings, Inc. (collectively, the “Original Guarantors”), Invesco Ltd., a Bermuda corporation (the “New Guarantor”), and The Bank of New York Trust Company, N.A. (the “Trustee”).
     WHEREAS, the Company, the Original Guarantors and the Trustee are parties to an Indenture, dated as of April 17, 2007 as amended by the First Supplemental Indenture dated as of April 17, 2007 (the “Indenture”), pursuant to which the Company issued its 5.625% Senior Notes due 2012;
     WHEREAS, the Board of Directors of each of the Company and the New Guarantor has determined that it is in the best interests of the Company and the New Guarantor to authorize and approve amendments contained herein (the “Amendments”) to the Indenture;
     WHEREAS, each of the Original Guarantors has duly authorized the execution and delivery of this instrument;
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver a Supplemental Indenture to add any Guarantor of the Securities;
     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding;
     WHEREAS, the Company has distributed a Consent Solicitation Statement, dated October 22, 2007 (the “Solicitation Statement”), and accompanying Consent Form to the Holders of the Securities in connection with the Reorganization (as defined below) and the Proposed Amendments to the provisions of the Indenture, each as described in the Solicitation Statement;
     WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Securities Outstanding have approved the Reorganization and the Proposed Amendments; and
     WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Securities, as follows:

     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
     2. Addition of New Guarantor.
     (a) The definition of “Guarantor” in Section 1.01 of the Indenture is hereby amended by inserting the words “Invesco Ltd., a Bermuda exempted company, and” at the beginning of clause (a) thereof.
     (b) Execution of this Supplemental Indenture shall evidence the Guarantee provided by the New Guarantor as fully as if endorsed on the Securities and the New Guarantor agrees to be obligated pursuant to Article XIII of the Indenture. Notwithstanding the provisions of Section 13.03 of the Indenture, (i) the existing Securities shall not be required to be endorsed with the Guarantee provided by the New Guarantor, (ii) the validity and enforceability of such Guarantee shall not be affected by the fact that it is not affixed to any particular Security and (iii) the New Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on the Securities a notation of its Guarantee.
     3. Compliance with Rule 3-10 of Regulation S-X. The Guarantee provided by the New Guarantor shall be interpreted in such a manner that such guarantee will be “full and unconditional” as those words are used in Rule 3-10 of Regulation S-X of the Securities and Exchange Commission, as currently in effect, and Holders shall automatically have any additional rights and remedies against the New Guarantor that may be necessary to yield that result.
     4. Amendment of Section 10.07. Section 10.07 of the Indenture is hereby amended by inserting the following paragraph at the end thereof:
“(e) Notwithstanding anything to the contrary contained in this Section 10.07, the timely filing of the reports specified in Sections 13 and 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company will satisfy the requirements of paragraphs (b) and (c) of this Section 10.07 so long as such entity is an obligor or guarantor on the Securities; the reports of such entity will not be required to include condensed consolidating financial information in a footnote to the financial statements of such entity, except as may otherwise be required by applicable law.”
     5. Conditions Precedent. It shall be a condition precedent to (i) the Company’s ability to take the actions contemplated by this Supplemental Indenture and (ii) the New Guarantor’s obligations hereunder, that the Scheme of Arrangement (the “Redomicile”) under section 425 of the UK Companies Act of 1985, as amended, as described in the Company’s proxy statement filed with the Commission on October 22, 2007 and the Solicitation Statement, whereby the Company becomes a wholly-owned subsidiary of the New Guarantor and the shareholders of the Company will become shareholders of the New Guarantor, be implemented.
     6. Evidence of Approval. In connection with the Redomicile, and as described in the Solicitation Statement, the Company intends to effect an intragroup reorganization pursuant to which (i) certain reserves of the Company will be capitalized and then cancelled pursuant to a court approved reduction of capital and (ii) certain subsidiaries of the Company carrying on business primarily in the European Union will subsequently be distributed by the Company to the New Guarantor (the “Reorganization”). The execution of this Supplemental Indenture by the Company and the New Guarantor serves as evidence of the approval by the Holders of the Reorganization and this Supplemental Indenture may be provided to the UK High Court as part of the evidence to be considered by the UK High Court when determining whether to confirm the reduction of capital relating to the Reorganization.
     7. Effectiveness. On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, this Supplemental Indenture shall form a part of the Indenture for all purposes and the Holders of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto. The Company shall provide evidence to the Trustee regarding notice of this Supplemental Indenture being given to the Holders.
     8. Ratification of Indenture; Supplemental Indenture Part of Indenture. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this Supplemental Indenture. Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and all provisions in the Indenture and the Securities shall remain in full force and effect.
     9. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company, the New Guarantor or the Trustee shall bind their respective successors and assigns, whether so expressed or not.
     10. Benefits of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Supplemental Indenture.
     11. Trustee Makes No Representation. The recitals herein shall be taken as the statements of the Company and the Guarantors, including, without limitation, the New Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     12. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to applicable principles of conflicts of law thereof that would require the application of the law of any other state).
     13. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.
     14. TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

INVESCO PLC
By:
Name:
Title:

INVESCO LTD.
By:
Name:
Title:

A I M MANAGEMENT GROUP INC.
By:
Name:
Title:

A I M ADVISORS, INC.
By:
Name:
Title:

INVESCO INSTITUTIONAL (N.A.), INC.
By:
Name:
Title:

INVESCO NORTH AMERICAN HOLDINGS, INC.
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:
Name:
Title: